Exhibit 99.2

February 8, 2017 NASDAQ: THST 1 Truett - Hurst, Inc. FY17 Q2 Earnings Call

Agenda • Financial Update • Second Quarter: FY17 vs. FY16 • First Half: FY17 vs. FY16 • First Half: Statement of Operations Recap • First Half: Segment Analysis • Select Balance Sheet Data • Business Update • Q&A • Appendix – Ownership Structure 2/8/17 2

FINANCIAL UPDATE 2/8/17 3

Q2: FY17 vs. FY16 2/8/17 4 FY 16 FY 17 B / (W) % D 1 Net sales 8,506$ 5,737$ (2,769)$ -32.6% 2 Gross profit 2,640 2,037 (603) -22.8% 3 Gross Profit % 31.0% 35.5% 4.5% 4 Sales and marketing ex stock comp 1,377 1,370 7 -0.5% 5 Sales and marketing stock comp 7 10 (3) 6 1,384 1,380 4 -0.3% 7 General and administrative ex stock comp 641 660 (19) 3.0% 8 General and administrative stock comp 78 46 32 9 719 706 13 -1.8% 10 Other - 26 (26) 11 Total operating expenses 2,103 2,112 (9) 0.4% 12 Income (loss) from continuing operations 537 (75) (612) 114.0% Non Operating Expenses 13 Interest expense, net (86) (96) (10) 14 Gain on termination of lease - 5 5 15 Other 25 96 71 16 Income tax expense (1) (1) - 17 Net (loss) income (62) 4 66 18 Discontinued operations 30 - (30) 19 Net income (loss) attributable to THI and HDD 505$ (71)$ (576)$ 20 EBITDA (a) 716 236 (480) Opex (excluding stock comp) as % of Net Sales: 21 Sales and marketing 16.2% 23.9% 22 General and administrative 7.5% 11.5% (a) Non-GAAP financial measure defined as Earnings before Interest, Taxes, Depreciation, and Amortization Q2

First Half: FY17 vs. FY16 2/8/17 5 FY 16 FY 17 B / (W) % D 1 Net sales 14,875$ 11,622$ (3,253)$ -21.9% 2 Gross profit 4,789 3,866 (923) -19.3% 3 Gross Profit % 32.2% 33.3% 1.1% 4 Sales and marketing ex stock comp 2,803 2,584 219 -7.8% 5 Sales and marketing stock comp 19 20 (1) 6 2,822 2,604 218 -7.7% 7 General and administrative ex stock comp 1,456 1,387 69 -4.7% 8 General and administrative stock comp 153 131 22 9 1,609 1,518 91 -5.7% 10 Other (1) 43 (44) 11 Total operating expenses 4,430 4,165 265 -6.0% 12 Income (loss) from continuing operations 359 (299) (658) 183.3% Non Operating Expenses 13 Interest expense, net (169) (176) (7) 14 Gain on termination of lease - 849 849 15 Other (69) 110 179 16 Income tax expense (1) (2) (1) 17 Net (loss) income (239) 781 1,020 18 Discontinued operations 45 - (45) 19 Net income attributable to THI and HDD 165$ 482$ 317$ 20 EBITDA (a) 585 1,197 612 Opex (excluding stock comp) as % of Net Sales: 21 Sales and marketing 18.8% 22.2% 22 General and administrative 9.8% 11.9% (a) Non-GAAP financial measure defined as Earnings before Interest, Taxes, Depreciation, and Amortization First Half

Q2: Statement of Ops Recap 2/8/17 6 Q2 - FY17 vs. FY16 • Revenue decreased 32.6% on net sales of $5.7 million (a reduction of $2.8 million vs. the prior year) o 42.3% decline in Wholesale o 8.0% increase in DTC • Overall gross margin % increased to 35.5% from 31.0% o Wholesale: 0.7 margin point decrease o DTC: 0.3 margin point increase • Operating expenses of $2.1 million were flat compared to the prior year

First Half: Statement of Ops Recap 2/8/17 7 First Half - FY17 vs. FY16 • Revenue decreased 21.9% on net sales of $11.6 million (a reduction of $3.3 million vs. the prior year) o 29.3% decline in Wholesale o 8.4% increase in DTC • Overall gross margin % increased to 33.3% from 32.2% o Wholesale: 2.1 margin point decrease o DTC: 1.7 margin point decrease • Operating expenses of $4.2 million decreased $0.3 million vs. the prior year

First Half: Segment Analysis 2/8/17 8 FY16 FY17 B / (W) % D Net Sales 1 Wholesale 11,960 8,461 (3,499) -29.3% 2 Direct to Consumer 2,915 3,161 246 8.4% 3 14,875 11,622 (3,253) -21.9% Gross Profit 4 Wholesale 2,888 1,858 (1,030) -35.7% 5 Direct to Consumer 1,901 2,008 107 5.6% 6 4,789 3,866 (923) -19.3% Gross Profit % 7 Wholesale 24.1% 22.0% -2.1% 8 Direct to Consumer 65.2% 63.5% -1.7% 9 32.2% 33.3% 1.1% First Half

Select Balance Sheet Data 2/8/17 9 6/30/16 12/31/16 1 Total assets 33,505$ 28,175$ 2 Total liabilities 17,284 11,321 3 Total equity 16,221 16,854 4 33,505 28,175 5 Cash and cash equivalents 4,043 26 6 Property & equipment, net 5,583 5,437 Major Working Capital Accounts Source / (Use) 7 Accounts receivable 2,678 2,011 667 8 Inventories 19,918 19,755 163 9 Bulk wine deposits 271 - 271 10 Accounts payable & accruals 3,309 2,691 (618) 11 483 Interest Bearing Debt 12 Credit facilities 10,311 4,881 13 Other interest bearing debt 3,664 3,749 14 13,975 8,630 15 Less: Cash and cash equivalents (4,043) (26) D in Net Debt 16 Net debt 9,932$ 8,604$ (1,328)

BUSINESS UPDATE 2/8/17 10

Business Update (Page 1)

Key Industry Trends:

- Short 2015 California harvest (primarily in premium Coastal regions) and higher demand has led to increasing 2016 premium grape prices
- Continued acquisitions in premium/luxury segment (Prisoner, Patz & Hall)
- Strengthening imports/weakening exports: strong dollar and consumer experimentation

Customer Updates:

- Albertsons
  - New buyers in place in key regions
  - Renewed focus on private labels
  - Mandated promotions and programs
- Trader Joe's
  - Cakebox Petite Sirah building sales
  - Post Fearless Flyer, Sauvignon Republic, and Dearly Beloved have grown
  - New items under consideration
- Total Wines & More
  - Strong growth across all brands
  - New products: Bourbon Barrel Zin and New Zealand SB to launch end of CY17
  - Promotions across the board
- Target
  - ROW under consideration for permanent listing + in/out items
  - Dearly Beloved going strong
- Kroger
  - Expansion into Ralph's complete
  - Working on new proposals
- Colby Red
  - Some growth, requires more sales support
  - Expanding customers in FY17
- Dearly Beloved expanding

2/8/17 TRUETT•HURST 11

Business Update (Page 2) • Reduce distribution voids with existing customers and SKUs • Focus on promoting and programing key brands to obtain scale • Strengthen distributor partnerships / focus on store level execution • Expand sales resources • Product l ine extensions • Existing customers expanding offerings • New c ustomer acquisitions • Top 50 wine r etailers : Costco, Wal Mart, HEB, Meijer, Publix, etc. • Broad market brand development • Dearly Beloved • VML • Colby • Develop permanent tasting room for VML to stabilize sales, then grow 2/8/17 12

Q&A 2/8/17 13

APPENDIX 2/8/17 14

Ownership Structure HDD LLC Ownership Class A Shares (Fully Diluted) Members THI Total Outstanding Unconverted LLC Units Equity Incentives Total As of Initial Public Offering 4,102,644 2,700,000 6,802,644 2,700,000 4,102,644 252,000 7,054,644 60.3% 39.7% 100.0% 38.3% 58.2% 3.6% 100.0% Changes through 12/31/16: LLC Conversions (1,267,530) 1,267,530 0 1,267,530 (1,267,530) 0 0 Vesting of Equity Incentives Outstanding @ IPO Date 0 0 0 252,000 0 (252,000) 0 Post IPO Equity Incentives Equity Incentives Granted - RSA / RSU 0 0 0 0 0 181,272 181,272 Equity Incentives Granted - Options 0 0 0 0 0 630,000 630,000 Equity Incentives Cancelled - Options (270,000) (270,000) Equity Incentives Vested 132,259 (132,259) 0 Equity Incentives Cancelled 0 0 0 0 (43,750) (43,750) 0 0 0 132,259 0 365,263 497,522 As of 12/31/16 2,835,114 3,967,530 6,802,644 4,351,789 2,835,114 365,263 7,552,166 41.7% 58.3% 100.0% 57.6% 37.5% 4.8% 100.0% Equity Market Capitalization based on December 31, 2016 Class A common stock closing price of $1.78 12,792,687$ Calculated using 4,351,789 Class A common shares outstanding and 2,835,114 LLC units convertible to Class A common stock as of December 31, 2016 2/8/17 15

Contact Information 16 Phillip L. Hurst Chief Executive Officer, President Email: phil@truetthurst.com T: 707.431.4408 M: 707.318.7480 Evan B. Meyer Chief Financial Officer Email: evan@truetthurst.com T: 707.431.4423 M: 415.987.2185 www.truetthurstinc.com ir@truetthurstinc.com